FOR IMMEDIATE RELEASE

SI FINANCIAL GROUP, INC. ANNOUNCES
STOCKHOLDER APPROVAL OF MERGER WITH
BERKSHIRE HILLS BANCORP, INC.

Willimantic, Connecticut — April 2, 2019. SI Financial Group, Inc. (the “Company”) (NASDAQ Global Market: SIFI), the holding company for Savings Institute Bank and Trust Company (the “Bank”), announced today that the stockholders of the Company approved the previously announced merger of the Company with and into Berkshire Hills Bancorp, Inc. (“Berkshire”) at a meeting of the Company’s stockholders held on April 2, 2019. The stockholders of the Company also approved the non-binding proposal with respect to the merger-related compensation payable to the executive officers of the Company. Subject to the receipt of the required regulatory approvals and the satisfaction of customary closing conditions, the parties expect to close the merger in the second quarter of 2019.

About SI Financial Group, Inc.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty-three branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Berkshire and the Company may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected; operating costs, customer loss and business disruption following the merger may be greater than expected; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; credit and interest rate risks associated with Berkshire’s and the Company’s respective businesses; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Berkshire’s and the Company’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Berkshire or the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Berkshire and the Company do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

CONTACT:

Catherine Pomerleau, Executive Assistant/Investor Relations Administrator
Email: investorrelations@savingsinstitute.bank
(860) 456-6514